LICENSE AGREEMENT

         This License Agreement ("LICENSE AGREEMENT"), effective as of September 9, 1997 ("EFFECTIVE DATE"), is by and between THE NEW YORK BLOOD CENTER, a not-for profit corporation duly organized and existing under the laws of New York and having an office at 310 East 67th Street, New York, New York 10021 ("NYBC"), and TRIMERIS, INC., a corporation duly organized and existing under the laws of Delaware and having a principal place of business at 4727 University Drive, Durham, North Carolina 27707 ("TRIMERIS").

                             ARTICLE 1 - DEFINITIONS

         For the purposes of this License Agreement, the following words and phrases have the following meanings:

     1.1 PATENT RIGHTS means:

              1.1.1 United States Patent 5,444,044, as more fully described in Appendix I;

              1.1.2 United States Patent Application Serial No. 08/484,107, as more fully described in Appendix I;

              1.1.3 European Patent 565 164, as more fully described in Appendix I;

              1.1.4 Australian Patent No. 667078, as more fully described in Appendix I;

              1.1.5 Canadian Patent Application No. 2,092,519, as more fully described in Appendix I;

              1.1.6 Japanese Patent Application No.5-68199, as more fully described in Appendix I;

              1.1.7 South Korean Patent Application No. 93-4698, as more fully described in Appendix I;

     1.1.8 Any later-filed United States and foreign patent applications based on the patents or patent applications listed in Appendix I, or corresponding thereto, including any continuations, continuations-in-part,

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

divisionals, reissues, reexaminations, or extensions thereof; and

              1.1.9 Any United States and foreign patents issuing from any of the foregoing.

     1.2 LICENSED PRODUCT includes the following:

              1.2.1 NYBC PRODUCT means any product which incorporates an HIV-1 polypeptide having any one of the following sequences, as set forth in U.S. Patent No. 5,444,044, appended as Appendix II: amino acid residues 637 to 666 of the HIVIIIB1 envelope glycoprotein (Glu Trp Asp Arg Glu Ile Asn Asn Tyr Thr Ser Leu Ile His Ser Leu Ile Glu Glu Ser Gln Asn Gln Gln Glu Lys Asn Glu Gln Glu), SEQ ID NO's. 1 - 20, or which sequence is covered, in whole or in part, by a claim contained in the Patent Rights.

              1.2.2 TRIMERIS PRODUCT means any product which incorporates an HIV-1 polypeptide having greater than fifty percent (50%) of an amino acid sequence which is identical in amino acid sequence composition and amino acid sequence order with an HIV polypeptide having any one of sequences set forth in Paragraph 1.2.1.

              1.2.3 OTHER PRODUCT means any product other than one specifically defined in Paragraphs 1.2.1 and 1.2.2, which TRIMERIS may develop or sell, at any time, during, or subsequent to, the term of this LICENSE AGREEMENT.

     1.3 LICENSED PROCESS means any process or method which is covered in whole, or in part, by a claim contained in the Patent Rights.

                                ARTICLE 2 - GRANT

     2.1 NYBC hereby grants to TRIMERIS an exclusive, worldwide license to practice under the PATENT RIGHTS and to make, have made, use, lease, offer to sell, sell and import the LICENSED PRODUCTS and to practice the LICENSED PROCESSES,

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to the full end of the term for which the PATENT RIGHTS are granted, unless sooner terminated as hereinafter provided, said license to include the right to sublicense and to be exclusive to TRIMERIS subject only to any license heretofore granted to the United States government.

     2.2 TRIMERIS agrees that any sublicenses granted by it will provide for privity of contract between NYBC and sublicensee such that the obligations of this LICENSE AGREEMENT will be binding upon the sublicensee as if it were in the place of TRIMERIS.

                            ARTICLE 3 - DUE DILIGENCE

     3.1 TRIMERIS will use its reasonable efforts to evaluate the commercial potential of the PATENT RIGHTS. Subsequent to such evaluation, TRIMERIS, in its sole discretion, will decide whether to commercialize any technology covered by the PATENT RIGHTS.

     3.2 TRIMERIS will use its best efforts to initiate a Pivotal Human Clinical Trial, with any one NYBC PRODUCT or TRIMERIS PRODUCT, within five (5) years of the EFFECTIVE DATE. In the event such trial is not initiated on any one such royalty-bearing product, TRIMERIS will pay NYBC a one-time fee of *********** ******** Dollars (*******) such fee to be in addition to any other amounts that otherwise might be due under Section 5.6.

                          ARTICLE 4 - LICENSE ISSUE FEE

     Within fifteen (15) days of the EFFECTIVE DATE of this Agreement, TRIMERIS will pay NYBC a License Issue Fee of *************** Dollars (*******).

                              ARTICLE 5 - ROYALTIES

     For the rights, privileges and license granted hereunder, TRIMERIS agrees to pay royalties to NYBC, to the end of the term of the PATENT RIGHTS [whether by expiration,

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invalidation, abandonment, or other means] or until this Agreement is terminated, whichever occurs first, as follows:

     5.1 A royalty in an amount equal to **** Percent (*****) of NET SALES of NYBC PRODUCTS, sold by TRIMERIS, or by any sublicensee, in any calendar year, which are covered, in whole, or in part, by one or more issued, unexpired, and valid claims contained in the PATENT RIGHTS, in the country in which the product is sold.

     5.2 A royalty in an amount equal to ***** Percent (******) of NET SALES of NYBC PRODUCTS, sold by TRIMERIS, or by any sublicensee, in any calendar year, which are covered, in whole, or in part, by one or more pending claims contained in the PATENT RIGHTS, in the country in which the product is sold.

     5.3 A royalty in an amount equal to ***** of NET SALES of TRIMERIS PRODUCTS sold by TRIMERIS, or by any sublicensee, in any calendar year, until such time as ************ of NET SALES of TRIMERIS PRODUCTS is attained; after which TRIMERIS will pay NYBC a royalty in an amount equal to ***** of NET SALES of TRIMERIS PRODUCTS sold by TRIMERIS and any sublicensee in any calendar year in any country where the TRIMERIS PRODUCT is sold and NYBC has a pending, or issued, unexpired and valid claim contained in the Patent Rights. Within one year of the EFFECTIVE DATE, TRIMERIS, at its sole discretion, may substitute TRIMERIS equity for up to ***** percent (***) of the royalties otherwise due under this subsection.

     5.4 Neither TRIMERIS nor any sublicensee will have any obligation during, or subsequent to, the term of this LICENSE AGREEMENT, to pay any royalties to NYBC for the manufacture, use, lease, sale, or offer to sell, of any OTHER PRODUCT.

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

     5.5 Any royalties paid by TRIMERIS or any sublicensee to a third party, in any calendar year, as a condition of the manufacture, use, lease or sale of any LICENSED PRODUCTS, or practice of any LICENSED PROCESS, may be deducted from the amounts otherwise due under Paragraph 5.1, 5.2 and 5.3; provided, however, that, in no event, will NYBC receive less than ***** percent (***) of the amounts otherwise due under Paragraphs 5.1 5.2, and 5.3.

     5.6 Commencing with calendar year 1998 and for each calendar year thereafter in which the LICENSE AGREEMENT remains in effect, should royalties paid on LICENSED PRODUCTS not aggregate to the minimum set forth below, TRIMERIS, with its last report for that year, will pay NYBC an amount equal to the difference between the amount shown and the royalties already paid for that year.

            1998:                                       $******
            1999:                                       $******
            2000:                                       $******
            2001 and subsequent years                   $******

     5.7 As used herein, the term NET SALES means the amount invoiced by TRIMERIS or any sublicensee with respect to sale of any LICENSED PRODUCTS, less the sum of the following:

               (a)   Discounts allowed in amounts customary in the trade;
               (b) Sales, tariff duties, use taxes and/or insurance, directly imposed and with reference to particular sales;
               (c)   Outbound transportation prepaid or allowed;
               (d)   Amounts allowed or credited on returns.
               (e) Actual losses incurred due to changes in foreign currency exchange rates.

     5.8 Only one royalty will be payable to NYBC on NET SALES of LICENSED PRODUCTS by TRIMERIS and/or by a sublicensee and/or by a subsidiary.

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

     5.9 At any time during the term of this LICENSE AGREEMENT, TRIMERIS may elect to pay NYBC sponsored research funds in an amount equal to, and in lieu of, up to ***** percent (***) of the total royalties otherwise due NYBC during that calendar year, pursuant to Paragraphs 5.1, 5.2, and 5.3. TRIMERIS and NYBC agree to enter into a Sponsored Research Agreement, to be negotiated in good faith and to include such provisions as are reasonable and customary for such agreements. With respect to any Sponsored Research Program funded, in any part, by TRIMERIS pursuant to this Paragraph, NYBC hereby agrees to grant TRIMERIS a right of first negotiation for an exclusive, royalty-bearing license to all intellectual property arising out of such Sponsored Research Program, said license to be negotiated in good faith and to include such provisions as are reasonable and customary for such agreements.

     5.10 Royalty payments shall be paid in United States dollars at the address set forth in Article 14 or at such other place as NYBC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank in New York City, on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                         ARTICLE 6 - REPORTS AND RECORDS

     6.1 TRIMERIS will keep and preserve complete and accurate books, records, and accounts relating to the manufacture, use, and sale of LICENSED PRODUCTS and TRIMERIS PRODUCTS, in accordance with generally accepted accounting principles and procedures. NYBC, including its designated accountants, attorneys, agents, and other representatives, will have the right, twice per year upon reasonable notice to TRIMERIS, to examine, inspect, and audit, the books and records and accounts, kept and preserved by TRIMERIS, to verify the accuracy and correctness of the royalty payments made by TRIMERIS. All such examinations, inspections, and audits, shall be made by NYBC, or its designated accountants, attorneys, agents, or other representatives, at reasonable times and places, during business hours.

     6.2 TRIMERIS, within thirty (30) days after the end of each quarter of each calendar year, shall deliver to NYBC true and accurate reports, giving such particulars of the business conducted by TRIMERIS during the preceding three (3) month period under this LICENSE AGREEMENT as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

               (a) Number and type of NYBC PRODUCTS and TRIMERIS PRODUCTS sold by TRIMERIS or by any sublicensee;

               (b) Total billings for NYBC PRODUCTS and TRIMERIS PRODUCTS sold;

               (c) Detailed listing of all deductions applicable as provided in Paragraph 5.7.

     6.3 With each such report submitted, TRIMERIS will pay to NYBC the royalties due and payable under this License Agreement. If no royalties are due, TRIMERIS will so report.

                         ARTICLE 7 - PATENT PROSECUTION

     7.1 Subject to Paragraph 7.3, NYBC will maintain the PATENT RIGHTS during the term of this LICENSE AGREEMENT. All documents relating to the PATENT RIGHTS will be forwarded to

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

TRIMERIS within ten (10) business days of receipt by NYBC or its patent counsel, whichever is earlier. NYBC will take no action with respect to the PATENT RIGHTS without providing TRIMERIS a timely opportunity to review and comment upon such action. NYBC will use its best efforts to ensure that all actions taken with respect to any of the PATENT RIGHTS address the commercial and business needs of TRIMERIS, as communicated by TRIMERIS hereunder.

     7.2 Within fifteen (15) business days after the receipt of an itemized bill, TRIMERIS will reimburse NYBC for fifty percent (50%) of all reasonable and ordinary fees and costs related to the filing, prosecution, and maintenance of the PATENT RIGHTS, which were incurred prior to the EFFECTIVE DATE, the remaining fifty percent (50%) to be paid within six months of the EFFECTIVE DATE.

     7.3 Within thirty (30) days of receipt of an invoice, TRIMERIS will reimburse NYBC for all reasonable and ordinary fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS, which are incurred subsequent to the EFFECTIVE DATE.

     7.4 TRIMERIS will have the sole right to decide whether to file, prosecute, and/or maintain any patent application or patent contained in the PATENT RIGHTS. Should TRIMERIS decide not to file, prosecute, and/or maintain any patent application or patent contained in the Patent Rights, TRIMERIS, no later than thirty (30) days prior to the applicable filing or other deadline, will provide written notice to NYBC to this effect, which then shall have the right, but not the obligation to file, prosecute and/or maintain the patent application or patent at its own expense. TRIMERIS will have no further rights in any such patent application and/or patent.

                             ARTICLE 8 - TERMINATION

     8.1 In the event that either party shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if its business shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by voluntary act or otherwise, then to the extent permitted by law, the other party may terminate this Agreement by giving written notice of termination to the disabled party. This Agreement shall terminate upon receipt of such notice, except with respect to all accrued, unpaid royalties and sales.

     8.2 Should TRIMERIS fail in its payment to NYBC of royalties due in accordance with the terms of this License Agreement, NYBC will have the right to serve notice upon TRIMERIS, by certified mail to the address designated in
Article 15 hereof, of its intention to terminate this License Agreement within thirty (30) days after receipt of said notice of termination unless TRIMERIS shall pay to NYBC, within the thirty (30) day period, all such royalties due and payable. Upon the expiration of the thirty (30) day period, if TRIMERIS shall not have paid all such royalties due and payable, the rights, privileges and license granted hereunder shall thereupon immediately terminate.

     8.3 Upon any material breach or default of this License Agreement by TRIMERIS, NYBC will have the right to terminate this License Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to TRIMERIS by certified mail to the address designated in Article 14 hereof. Such termination will become effective unless TRIMERIS will have cured any such breach or default prior to the expiration of the ninety (90) day period from receipt of the notice of termination.

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

     8.4 At any time subsequent to September 9, 2001, TRIMERIS will have the right to terminate this LICENSE AGREEMENT on six (6) months' written notice to NYBC.

     8.5 Upon termination of this LICENSE AGREEMENT for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. TRIMERIS and/or any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that TRIMERIS shall pay to NYBC the royalties thereon as required by Article 5 of this License Agreement and shall submit the reports required by Article 6 hereof on the sales of Licensed Products.

                   ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS

     9.1 TRIMERIS and NYBC will promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

     9.2 During the term of this LICENSE AGREEMENT, TRIMERIS will have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the PATENT RIGHTS. In furtherance of such right, NYBC hereby agrees that TRIMERIS may join NYBC as a party in any such suit, without expense to NYBC. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the consent of NYBC, which consent shall not unreasonably be withheld. TRIMERIS shall indemnify NYBC against any order for costs that may be made against NYBC in any such suit.

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

     9.3 In the event that TRIMERIS shall undertake the enforcement and/or defense of the Patent Rights, as provided in Paragraph 9.2, TRIMERIS may withhold up to fifty percent (50%) of the royalties otherwise thereafter due NYBC and apply the same toward reimbursement of its expenses, including attorneys' fees, in connection therewith. Any recovery of damages by TRIMERIS, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of TRIMERIS relating to the suit, and next toward reimbursement of NYBC for any royalties past due or withheld and applied pursuant to this paragraph. The balance remaining from any such recovery shall belong to TRIMERIS.

     9.4 If within six (6) months after receiving notice of any alleged infringement, TRIMERIS shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if TRIMERIS shall notify NYBC, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, NYBC shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and NYBC may, for such purposes, join the TRIMERIS as a party plaintiff. The total cost of any such infringement action commenced solely by NYBC shall be borne by NYBC and NYBC shall keep any recovery or damages for past infringement derived therefrom.

     9.5 In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                           ARTICLE 10 - PATENT MARKING

     TRIMERIS agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to, or sold in, other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

                    ARTICLE 11- WARRANTY AND INDEMNIFICATION

     11.1 NYBC warrants and represents that it has the full right and power to grant the license set forth in Article 2 hereof, subject to the approval of both parties at the time license negotiations are concluded, and shall take no action to negate such right and power, and further warrants and represents that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this License Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LICENSE AGREEMENT, NYBC MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OR NON-INFRINGEMENT OF PATENT RIGHT CLAIMS WHICH ARE ISSUED, OR PENDING, RELATIVE TO INVENTION.

     11.2 TRIMERIS shall, at all times during the term of this License Agreement and thereafter, indemnify, defend and hold harmless NYBC, its officers, employees, and affiliates, harmless against any claims, liabilities, judgments and expenses, arising out of the death of, or injury to, any person or persons, or out of any damage to property, and against any other claims of any kind resulting from the production,

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

manufacture, sale, advertising, lease, or transfer of Licensed Products or Licensed Processes.

                             ARTICLE 12 - ASSIGNMENT

     TRIMERIS may, without prior written consent, assign or otherwise transfer this LICENSE AGREEMENT and the license granted hereunder and the rights acquired by it hereunder so long as such assignment or transfer is to a subsidiary or shall be accompanied by a sale or other transfer of TRIMERIS's entire business or of that part of TRIMERIS's business to which the license granted hereunder relates and so long as the transferee party expressly assumes, in writing, the performance of all terms and conditions of this License Agreement. Any other assignment of this LICENSE AGREEMENT by TRIMERIS will be permitted with NYBC's written approval, such approval not to be unreasonably withheld and to be given by NYBC within thirty (30) days of TRIMERIS providing the proposed Assignment to NYBC for review. This License Agreement shall not be assignable by NYBC without the prior written consent of TRIMERIS.

                          ARTICLE 13 - NON-USE OF NAMES

     13.1 TRIMERIS shall not use the name of NYBC, or any of its employees, or any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from NYBC, in each case, except that TRIMERIS may, without prior written consent, state that it is licensed by NYBC, under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                         ARTICLE 14 - PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

                  Any payment, notice or other communication pursuant to this License Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its

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

address below or as it shall designate by written notice given to the other party:

                  In the case of NYBC

                           Attn:  Office of Patents and Licensing
                           Mark De Wyngaert, Ph.D.
                           The New York Blood Center
                           310 East 67th Street
                           New York, New York

                           cc:  General Counsel





                  In the case of TRIMERIS:

                           Attn:  Matthew A. Megaro
                           Chief Operating Officer
                           Trimeris, Inc.
                           4727 University Drive, Suite 100
                           Durham, North Carolina  27707

                      ARTICLE 15 - MISCELLANEOUS PROVISIONS

     15.1 This LICENSE AGREEMENT shall be construed, governed, interpreted and applied in accordance with the laws of New York, except that questions affecting the validity, enforceability, or infringement of any patent contained in the Patent Rights shall be determined by the law of the country in which the patent was granted.

     15.2 The parties hereto acknowledge that this License Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

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


     15.3 The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     15.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     15.5 This LICENSE AGREEMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in duplicate, by proper persons thereunto duly authorized.


NEW YORK BLOOD CENTER
By:    /s/John F. Wurmser
Name:  John F. Wurmser
Title: CEO
Date:  Sept. 9, 1997


TRIMERIS
By:    /s/M. Ross Johnson
Name:  M. Ross Johnson
Title: President, Chief Executive Officer
Date:  September 10, 1997

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



                                  NYBC/TRIMERIS
                                LICENSE AGREEMENT

                                   APPENDIX I



1.       U.S. Patent No. 5,444,044
         Granted:  August 22, 1995
         To:  Jiang and Neurath
         For:  Synthetic Polypeptides As Inhibitors Of HIV-1
         Assignee:  New York Blood Center
                    New York, New York
         Based on:  Appln. Serial No. 859,923
                    Filed March 26, 1992

2.       U.S. Serial No.:  08/484,107
         Filed:  June 7, 1995
         As a continuation of Ser. No. 859,923
         (U.S. Pat. No. 5,444,044)

3.       Foreign Counterparts of U.S. Patent No. 5,444,044:


======================= ====================== ================================= ============================
       COUNTRY                SERIAL NO.               FILING/ISSUE DATE                   STATUS
======================= ====================== ================================= ============================
Australia               667078                 Granted 6/25/1996                 Patented
======================= ---------------------- --------------------------------- ============================
EPO                     0 565 164              Granted 6/11/1997                 Patented
======================= ---------------------- --------------------------------- ============================
Canada                  2,092,519              Filed 3/25/1993                   Pending
======================= ---------------------- --------------------------------- ============================
Japan                   5-68199                Filed 3/26/1993                   Pending
======================= ====================== ================================= ============================
S. Korea                93-4698                Filed 3/25/1993                   Pending
======================= ====================== ================================= ============================

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